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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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ARDEN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARDEN GROUP, INC. 2020 South Central Avenue Compton, California 90220 (310) 638-2842

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 22, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Arden Group, Inc. (Company) will be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 22, 2005, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect one director for a term of three years;

  2.
  To ratify the selection of independent registered public accounting firm for the 2005 fiscal year; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The close of business on May 4, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.

By Order of the Board of Directors

Assistant Secretary
May 27, 2005

PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION

ARDEN GROUP, INC. 2020 South Central Avenue Compton, California 90220

ANNUAL MEETING OF STOCKHOLDERS
ON JUNE 22, 2005

PROXY STATEMENT

General

        This Proxy Statement is furnished by the Board of Directors of Arden Group, Inc. (Company) in connection with its solicitation for use at the Annual Meeting of Stockholders (Meeting) to be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 22, 2005, at 10:00 a.m. local time, and at any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 27, 2005.

        All shares represented by a properly executed and unrevoked proxy received in time for the Meeting will be voted as specified, or, if no specification is made, for (i) the election as director of the Board of Director's nominee and (ii) ratification of the selection of independent certified public accountants. The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with an Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting.

        The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or electronically, for which such persons will receive no special compensation. In addition, InvestorCom, Inc. (InvestorCom) has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, electronically and personal interview, and will request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company's stock. For these services, InvestorCom will be paid a fee of $4,000 plus expenses.

Record Date; Shares Entitled to Vote; Quorum

        The Board has fixed the close of business on May 4, 2005, as the record date for the determination of holders of Class A Common Stock (Class A) entitled to notice of and to vote at the Meeting. Accordingly, only holders of shares of Class A of record at the close of business on such date will be entitled to vote such shares at the Meeting. At the close of business on May 4, 2005, there were outstanding and entitled to vote 3,383,252 shares of Class A. Each share of Class A entitles the holder thereof to one vote on all matters described in this Proxy Statement and all other matters which could be properly brought before the Meeting. As of May 4, 2005, there were approximately 1,050 holders of record of Class A. The presence, either in person or by properly executed proxy, of stockholders holding of record a number of shares of Class A entitling them to exercise a majority of the voting power of such class of stock is necessary to constitute a quorum at the Meeting.

Principal Stockholders

        As of May 4, 2005, the only persons known to the Company to own beneficially more than 5% of the then outstanding shares of Class A, the Company's only outstanding voting securities, were the following:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
City National Bank, as Trustee of the Company's Stock Bonus Plan and Trust 1950 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	192,388		5.7%
Bernard Briskin Arden Group, Inc. 9595 Wilshire Blvd., Suite 411 Beverly Hills, CA 90212	1,926,945	(2)(3)	57.0%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	186,296		5.5%

(1)
Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. For purposes of this Proxy Statement, 1,357,200 treasury shares of Company Class A are not deemed to be outstanding.

(2)
This amount includes the following shares: (i) 186,096 shares held in trust (of which Mr. Briskin is the trustee) for the benefit of Mr. Briskin and his children and (ii) 103,012 shares held by Mr. Briskin's spouse or in Individual Retirement Accounts for her benefit. Mr. Briskin disclaims any beneficial ownership of the shares set forth in clause (ii) hereof and has no voting or investment power with respect to these shares. Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of any of these shares.

(3)
This amount excludes 33,004 shares of Class A held by The Judy and Bernard Briskin Foundation of which Mr. Briskin serves as a co-trustee. Mr. Briskin disclaims any beneficial ownership with respect to these shares.

ELECTION OF DIRECTORS

        As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company's Restated Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting. The term of two directorships, one of which is vacant, ends with the Meeting. The Board of Directors has nominated Mr. Robert A. Davidow, who is presently serving as a director of the Company and whose term of office as a director expires at the Meeting, for election as a director with a term of office expiring in 2008. At present, the Board of Directors has not completed its search for a qualified person to fill the vacancy on the Board of Directors with a term expiring at the Meeting and has determined not to nominate any person to fill such vacancy at this time. As the result, the proxies cannot be voted at the Meeting for more than one nominee for director for a term of office expiring in 2008.

        At present, as a result of the death of Mr. Ben Winters in February 2005, there is a second vacancy on the Board of Directors for a director with a term of office expiring in 2006. Although, the Board of

Directors has not completed its search for a qualified person to fill this vacancy, it is presently contemplated that, on or prior to the date of the Meeting, the Board of Directors will fill this vacancy.

        The election of the director at the Meeting requires the affirmative vote of the holders of a plurality of shares of stock present, in person or by proxy and entitled to vote at the Meeting. Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will be counted for purposes of determining the presence of a quorum but will not be counted and will have no effect on the vote with respect to the election of directors.

        The Board of Directors recommends a vote FOR the election of Mr. Robert A. Davidow.

        Management is not aware of any circumstance that would render the nominee unable to serve. However, if the nominee should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee who may be selected by the present Board of Directors.

        Below is set forth certain information concerning the nominee and the continuing directors as of May 4, 2005. Certain of this information has been supplied by the persons shown:

Nominee for Election for a Three-Year Term Ending in 2008:

Name	Age	Principal Occupation and Other Directorships(1)	Director Since(2)	Term Expires
Robert A. Davidow	63	Director of WHX Corporation; private investor.	1993	2005

Continuing Directors:

Name	Age	Principal Occupation and Other Directorships(1)	Director Since(2)	Term Expires
Bernard Briskin	80	Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc., a subsidiary of the Company, and Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson's Markets, both subsidiaries of Arden-Mayfair, Inc.	1970	2007
John G. Danhakl	49	Partner, Leonard Green & Partners; private equity firm, since March 1995. Managing Director of Donaldson Lufkin Jenrette Securities Corporation from March 1990 to February 1995. Director of Big 5 Sporting Goods Corporation, Diamond Triumph Auto Glass, Inc., Liberty Group Publishing, Inc., Leslie's Poolmart, Inc., AsianMedia Group LLC, MEMC Electronic Materials, Inc., VCA Antech, Inc., Petco Animal Supplies, Inc., Phoenix Scientific, Inc. and Rite Aid Corporation.	1995	2007

Kenneth A. Goldman	62	Attorney and Partner with Reed Smith LLP since January 2003, Attorney and Director with Crosby, Heafey, Roach & May, A Professional Corporation from September 2000 to December 2002. For more than five years prior thereto, Attorney and Principal of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation.	2001	2007
Steven Romick	42	Investment Advisor, Senior Vice President of First Pacific Advisors, Inc.	2003	2006

(1)
Unless otherwise indicated, principal occupation or occupations shown have been such for a period of at least five years in the aggregate.

(2)
Date shown for term of service indicates commencement of service as a director of the Company or Arden-Mayfair, Inc.

Previous Director

        Mr. Ben Winters served as a valued director of the Company from 1978 until his passing February 2, 2005. Mr. Winters also served as chairman of the Audit and Nominating Committees. He also was a member of the Compensation and Investment Committees.

Independent Directors

        The Board of Directors has determined that Messrs. Danhakl, Davidow and Romick are independent directors as defined in the listing standards of the National Association of Securities Dealers (NASD). These directors constitute a majority of the members of the Board of Directors.

Committees and Meetings of the Board of Directors

        The Company has an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating Committee.

        Current members of the Audit Committee are Mr. Romick, chairman, and Mr. Davidow. Mr. Winters served as a member and chairman of the Audit Committee until his death on February 2, 2005. This Committee, which monitors significant accounting policies, pre-approves the engagement of the independent registered public accounting firm for all audit and non-audit services to be provided, approves the fees payable to the independent registered accounting firm and reviews audit and management reports, met seven times in 2004. The members of the Audit Committee are independent as defined in the NASD listing standards and meet the criteria for independence set forth in the rules promulgated under the Securities Exchange Act of 1934. As a result of the death of Mr. Ben Winters on February 2, 2005, a vacancy was created on the Audit Committee, and the Company is not in compliance with NASDAQ Rule 4350, requiring at least three independent members on the Audit Committee. Pursuant to Rule 4350, the Company has until the earlier of the Meeting or February 2, 2006 in order to regain compliance with this audit committee composition requirement. It is presently contemplated that, on or prior to the date of the Meeting, the Board of Directors will fill the vacancy on the Board of Directors for a director with a term of office expiring in 2006 with a person who is independent as defined in the NASD listing standards and meets the criteria for independence set forth in the rules promulgated under the Securities Exchange Act of 1934. It is also contemplated that on or prior to the date of the Meeting, that person will be elected to the Audit Committee and the Company will then be in compliance with NASDAQ Rule 4350.

        The Company's Board of Directors has determined that at least one person serving on the Audit Committee is an "audit committee financial expert" as defined under Item 401(h) of Regulation S-K. Mr. Ben Winters, formerly the chairman of the Audit Committee, was independent as defined under applicable Securities and Exchange Commission and NASDAQ rules and the Board of Directors determined he was an "audit committee financial expert." The Board of Directors also determined that Mr. Steven Romick is an "audit committee financial expert" and he is independent as defined under applicable Securities and Exchange Commission and NASDAQ rules.

        Current members of the Compensation Committee are Mr. Danhakl, chairman, and Mr. Davidow. Mr. Winters served as a member of the Compensation Committee until his death on February 2, 2005 and there is presently a vacancy on that Committee. The members of the Compensation Committee are independent as defined in the listing standards of the NASD. This Committee, which determines the compensation of the chief executive officer and considers and makes recommendations as to salary and incentive compensation awards to key employees, met five times in 2004.

        Current members of the Investment Committee are Mr. Davidow, chairman, and Messrs. Briskin, Danhakl and Romick. Mr. Winters served as a member of the Investment Committee until his death on February 2, 2005. This Committee establishes the short-term investment strategy for the Company and met six times in 2004.

        Current members of the Nominating Committee are Mr. Danhakl, chairman, and Messrs. Briskin and Goldman. Mr. Winters served as a member of the Nominating Committee until his death on February 2, 2005. The Nominating Committee does not have a charter. Mr. Danhakl is independent as defined in the listing standards of the NASD. Messrs. Briskin and Goldman are not independent as defined in such listing standards but the Company qualifies as a "Controlled Company" under the NASD Marketplace Rule 4350(c)(5) as Mr. Briskin controls more than fifty percent (50%) of the voting power of the Company. As a Controlled Company, the listing requirements of the NASD do not require that the members of its Nominating Committee or the Compensation Committee be independent. The Nominating Committee does not have a formal policy with regard to the consideration of candidates for Board membership recommended by its members, other Board members or stockholders. The Committee addresses the need to retain members and fill vacancies after discussion among current members of the Board of Directors. The Committee will consider qualified nominees recommended by stockholders. Stockholders who wish to recommend a qualified nominee should submit complete information as to the identity and qualifications of the person recommended to an Assistant Secretary of the Company at P.O. Box 512256, Los Angeles, California 90051-0256.

        Absent special circumstances, the Committee will continue to recommend for nomination qualified incumbent directors whom the Committee believes will continue to make important contributions to the Board of Directors. The Committee generally requires as a minimum that nominees are persons of sound ethical character, are able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing the Company. The Committee does not have a formal process for identifying and evaluating nominees for director. This Committee, which was established to select candidates for nomination and election as directors, met once in 2004.

        During the 2004 fiscal year, the Board of Directors held seven meetings. Except for Mr. Winters, each of the directors attended over 75% of the aggregate of all of the meetings of the Board of Directors and meetings held by all committees of the Board on which such director served during such period. Mr. Winters attended 55% of all meetings of the Board of Directors and committees of the Board on which he served during the 2004 fiscal year.

Communications with the Board of Directors

        The Company provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors or any director, c/o Assistant Secretary, Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256. All communications will be compiled by an Assistant Secretary of the Company and submitted to the members of the Board of Directors or to the individual director to whom it was addressed on a periodic basis. The Company does not have a policy with regard to directors' attendance at the Annual Meeting of Stockholders. All of the Directors attended the Annual Meeting of Stockholders held in June 2004.

Compensation of Directors

        Effective October 1, 2004, each non-employee director of the Company was compensated for their services as a director at an annual rate of $24,000 plus $1,000 for each Board meeting attended and $1,000 for attendance at each committee meeting. Non-employee directors who serve as committee chairmen are entitled to an additional $6,000 per year. Directors serving on the Audit Committee receive an additional $12,000 per year and the chairman of the Audit Committee receives an additional $6,000 per year. Mr. Briskin is an employee of the Company and does not receive the compensation otherwise payable to directors.

        On January 20, 2004, the Company issued stock appreciation rights (SARs) covering 10,000 shares of the Company's Class A to each of the Company's then non-employee directors, with a base price of $77.50 per share, representing the fair market value on the date of the grant. On October 25, 2004, the Company's Board of Directors declared a special dividend of $20 per share on its Class A payable December 16, 2004. Consequently, the base price of the SARs was reduced to $57.50 as a result of an antidilution adjustment in connection with the anticipated effect of the special dividend on the Company's Class A share price. When the SARs are exercised, each unit entitles the holder to receive the excess of the fair market value of a share of Class A on the date of exercise over the base price. Units vest 25% each year beginning at the end of the first year and expire five years from the date of grant. SARs held by a director at the date of the director's death vest in full and are paid out as if fully exercised on the date of death. Mr. Briskin is an employee of the Company and does not receive the compensation otherwise payable to directors.

Security Ownership of the Company's Stock by Management

        The following table shows, as of May 4, 2005, the beneficial ownership of the Company's Class A, its only outstanding class of equity securities, by each director, executive officer or nominee and by all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Bernard Briskin	1,926,945	(2)	57.0%
John G. Danhakl	0
Robert A. Davidow	0
Kenneth A. Goldman	125,200	(3)	3.7%
Debra L. Jensen	0
Steven Romick	0
All directors and executive officer as a group (6 persons)	2,052,145	(2)	60.7%

(1)
Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. The number of outstanding shares of Class A, on which the percentages shown in this table are based, does not include 1,357,200 treasury shares of Company's Class A.

(2)
See notes (2) and (3) to the table under "Principal Stockholders" set forth above.

(3)
Of these shares, 37,200 are held in trust by Mr. Goldman, as trustee, for the grandchildren of Mr. and Mrs. Briskin and 88,000 are held by limited partnerships, one of the general partners of which is Mr. Goldman and the limited partners of which are members of Mr. and Mrs. Briskin's family.

Executive Officers of the Company

        Set forth below is certain information regarding the persons who presently serve or served during fiscal year ended January 1, 2005 as executive officers of the Company.

Name	Age	Positions at the Company
Bernard Briskin	80	Chairman of the Board of Directors, President and Chief Executive Officer of the Company(1).
Debra L. Jensen	52	Chief Financial Officer of the Company(2).

(1)
Principal occupation shown has been such for a period of at least five years.

(2)
On April 5, 2005, the Company and Ms. Jensen mutually agreed that Ms. Jensen would be leaving the Company. It is presently anticipated that she will remain with the Company as Chief Financial Officer through June 2005.

        Ms. Jensen was elected Chief Financial Officer of the Company in September 2004. Ms. Jensen also serves as Chief Financial Officer of Arden-Mayfair, Inc., and Chief Financial Officer and Secretary of AMG Holdings, Inc. and Gelson's Markets. From November 2001 until she joined the Company, she worked as National Operations Controller for Wild Oats Markets, Inc. She served as the Controller for the Northern Pacific Region of Whole Foods Markets California, Inc. from 1997 to 2001. Both Wild Oats Markets, Inc. and Whole Foods Markets California, Inc. are supermarket operators.

        Executive officers of the Company are elected annually by the Company's Board of Directors and serve at the discretion of the Board, with the exception of Mr. Briskin, who has an employment agreement. See "Employment Agreement—Bernard Briskin."

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers of the Company, as well as persons holding more than ten percent (10%) of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of the ownership and reports of changes of ownership of Class A and other equity securities of the Company. Based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended January 1, 2005, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent (10%) beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of three directors and operates under a written charter adopted by the Board of Directors.

        Management is responsible for the Company's financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (GAAP). The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and oversee these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not represent themselves to be, or to currently serve as, accountants or a registered public accounting firm by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that, to the best of their knowledge, the financial statements have been prepared with integrity and objectivity and in conformity with GAAP accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on the Company's financial statements. The Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent registered public accounting firm is in fact "independent."

        The Audit Committee reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended January 1, 2005.

        PricewaterhouseCoopers LLP (PricewaterhouseCoopers), the Company's independent registered public accounting firm, provided the Audit Committee with the written disclosures and letter regarding its independence as required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with PricewaterhouseCoopers that firm's independence. The Audit Committee discussed with that accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Based on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended January 1, 2005 for filing with the Securities and Exchange Commission.

Steven Romick, Chairman
Robert A. Davidow
Ben Winters (deceased February 2, 2005)

Members of the Audit Committee.

        The preceding "Report of the Audit Committee" shall not be deemed "soliciting material" or incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Fees

        Audit fees include the aggregate fees billed for the audit of the Company's annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the Company's Forms 10-Q. The aggregate audit fees billed to the Company by PricewaterhouseCoopers were approximately $586,000 for the fiscal year ended January 1, 2005 (Fiscal 2004) and $143,000 for the fiscal year ended January 3, 2004 (Fiscal 2003).

        In November 2004, the Company responded to a comment letter from the Securities and Exchange Commission. As a result, PricewaterhouseCoopers billed the Company approximately $25,000 in fees related to researching issues raised in the letter and reviewing the Company's response. In September 2003, the Company restated its previously issued financial statements for fiscal years 2002, 2001 and 2000 to reflect rental expense and income on a straight-line basis for leases having scheduled fixed rent increases. The aggregate fees billed to the Company by PricewaterhouseCoopers for audit services rendered related to this restatement aggregated $75,000.

Audit-Related Fees

        Audit-related fees incurred in connection with the audit of the Company's employee benefit plans totaled $17,000 in each of 2004 and 2003. In addition, the Company was billed approximately $12,000 in 2003 related to Sarbanes-Oxley Section 404 compliance.

Tax Fees

        Fees billed by PricewaterhouseCoopers for tax services in 2004 aggregated approximately $102,000, including $32,000 for tax return and compliance work, and $70,000 for other projects. Fees billed by PricewaterhouseCoopers for tax services in 2003 aggregated approximately $118,000, including $31,000 for tax return and compliance work, $53,000 for LIFO tax consulting services and $34,000 for other projects.

All Other Fees

        Other than the fees for services described above, there were no additional fees billed by PricewaterhouseCoopers in Fiscal 2004 or Fiscal 2003.

        It is the policy of the Audit Committee to pre-approve all audit and non-audit services provided by PricewaterhouseCoopers. The Audit Committee reviewed the above-described fees for non-audit services and considered whether the provision of those services is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that PricewaterhouseCoopers has maintained its independence.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

        General.    The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the Chief Executive Officer of the Company and each other executive officer of the Company whose total annual salary and bonus for the fiscal year ended January 1, 2005 exceeded $100,000 in the aggregate.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Securities-Underlying Options/SARs (#)(3)	All Other Compensation ($)(4)(5)
Bernard Briskin, Chief Executive Officer	2004 2003 2002	588,716 573,239 556,003	1,363,699 991,334 823,390		16,400 16,000 70,600
David M. Oliver(2), Chief Financial Officer	2004 2003 2002	118,388 170,940 165,428	— 25,000 25,000		— 16,000 16,000

(1)
Ms. Jensen, Chief Financial Officer, joined the Company in September 2004 at an annual salary of $175,000.

(2)
Mr. Oliver resigned as an officer of the Company and terminated his employment in April 2004. Mr. Oliver's salary of $118,388 in 2004 includes severance pay of $53,584.

(3)
The Company did not grant to Mr. Briskin, Mr. Oliver or Ms. Jensen any restricted stock, stock options or SARs and made no payout to them on any long-term incentive plan in any of the fiscal years presented.

(4)
Includes the Company's contributions to the Arden Group, Inc. 401(k) Retirement Savings Plan. In 2004, the Company allocated $16,400 to Mr. Briskin's 401(k) account. Ms. Jensen is not yet eligible to participate in the plan.

(5)
Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the compensation received by Mr. Briskin in 2004 and 2003 or by Mr. Oliver in any of the years for which compensation information is reported. In accordance with his employment agreement, Mr. Briskin received approximately $50,000 in medical reimbursements in 2002. Other compensation also includes $4,600 for use of a Company-owned automobile by Mr. Briskin in 2002.

        The following table provides information on the exercise of SARs by the named executive officer in Fiscal 2004 and the number of that officer's SARs that were unexercised at January 1, 2005:

AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END UNEXERCISED SARS

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised SARs at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money SARs at Fiscal Year-End ($) Exercisable/ Unexercisable
David M. Oliver	625	28,780	0/0	0/0

Compensation Committee Interlocks and Insider Participation

        The Board of Directors has a Compensation Committee. In 2004, the Compensation Committee was comprised of the following directors, none of whom are or have been officers or employees of the Company:

      John G. Danhakl, Chairman
      Robert A. Davidow
      Ben Winters (deceased February 2, 2005)

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee of the Board of Directors (Committee) is composed of three independent directors as defined in the listing standards of the NASD and is responsible for determining the compensation of the chief executive officer, determining or recommending the compensation of all other executive officers and the development of Company policies relating to executive compensation. The Committee's principal objective is to aid the Company in achieving its goals by the establishment of compensation policies which will attract and retain key talent and also reward performance.

        The compensation of Mr. Bernard Briskin, the Chief Executive Officer of the Company, is established under an employment agreement, as amended (Employment Agreement) which currently expires on January 1, 2007. The Employment Agreement provides that, upon the expiration of the initial term on January 1, 2004, the term thereof is automatically extended for successive periods of one fiscal year each unless either the employers or Mr. Briskin gives notice of termination not less than fifteen months and no more than eighteen months prior to the date upon which the term of the Employment Agreement will expire. Pursuant to the terms of the Employment Agreement, Mr. Briskin's base salary increases on January 1 of each year based upon increases in the Consumer Price Index subject to a maximum annual increase of 4%. His annual bonus is equal to 2 1/2% of the Company's first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3 1/2% of pre-tax profits in excess of $2,000,000. The Employment Agreement provides for an annual medical expense reimbursement up to $200,000 for Mr. Briskin and his immediate family during the calendar year, as well as annual retirement compensation equal to twenty-five percent of Mr. Briskin's average base salary and bonus earned in the last three fiscal years prior to his retirement and continuation of health insurance benefits and automobile allowance. The Employment Agreement provides that its terms were subject to review during the 2003 fiscal year by the Committee. Pursuant to this provision, discussions took place between Mr. Briskin and the Committee concerning amendments to certain provisions of the Employment Agreement, but no amendments have yet been effected.

        The Committee recommends compensation for key employees other than Mr. Briskin to the Board of Directors. Such compensation is designed to achieve an overall level of compensation which is competitive in the supermarket business in Southern California. By taking into account the individual performance and responsibility of the employees involved and the annual and long-term performance of the Company, the actual compensation level for such employees recommended by the Committee may be greater or less than the average of competitive levels in such other companies. Accordingly, the Committee exercises its best judgment in setting compensation based upon a number of internal, external and individual factors as it may be reflected in the price of the Company's stock.

        The Company's Stock Bonus Plan, 401(k) Retirement Savings Plan and SARs are included as a component of compensation and this, as well as the other factors, operates to link a portion of compensation to Company profitability.

        In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows deductions by a publicly traded corporation for compensation in excess of $1,000,000 to its chief executive officer or any of its four other highest paid officers. The Committee does not expect that any executive officer's compensation for the 2005 fiscal year will exceed the $1,000,000 IRS deduction cap since the amount of Mr. Briskin's annual bonus arrangement, which was approved by stockholders in 1998, should be excluded from the computation to determine whether his compensation exceeds the $1,000,000 deduction cap.

John G. Danhakl, Chairman
Robert A. Davidow
Ben Winters (deceased February 2, 2005)

Members of the Compensation Committee.

Stock Performance Graph

        The following graph compares the cumulative stockholder return on the Company's Class A with the cumulative total return of the S&P 500 Stock Index and the S&P Food Retailers Index for the five-year period ending December 31, 2004. The graph assumes that $100 was invested on December 31, 1999, in the Class A and in each of the above-mentioned indices with all dividends reinvested. The information presented in the graph was obtained by the Company from outside sources it considers to be reliable but has not been independently verified by the Company.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

$300
$250
$200
$150
$100
$50
$0
1999
2000
2001
2002
2003
2004
Arden Group, Inc.
S&P 500 Index
S&P Food Retailers Index

Stock Bonus Plan

        The Company maintains a non-contributory, trusteed Stock Bonus Plan (Plan) which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. Under the Third Amendment to the Plan, effective January 1, 2002, no new participants or contributions to the Plan are allowed. Existing contributions must be invested in the Company's Class A with excess cash being invested in certain government-backed securities. There were no contributions to the Plan in 2004.

Stock Appreciation Rights

        The Company has granted SARs covering shares of the Company's Class A to non-employee directors and certain officers and employees of the Company and its subsidiaries. Each SAR entitles the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A on the date of exercise over the fair market value of such share on the date granted. The SARs vest 25% each year beginning at the end of the first year and expire five years from the date of grant.

Arden Group, Inc. 401(k) Retirement Savings Plan

        Effective January 1, 1992, the Company's Board adopted the Arden Group, Inc. 401(k) Retirement Savings Plan (Company Savings Plan). All non-union employees of the Company and its subsidiaries who have attained the age of 18 and have completed at least one year of service are entitled to participate in the Company Savings Plan. The Company Savings Plan provides that, with certain limitations, a participating employee may elect to contribute up to 100% of such employee's annual compensation up to a maximum of $13,000 in 2004 to the Company Savings Plan on a tax-deferred basis. Annual contributions have been made by the Company in a discretionary amount as determined by the Company each year.

Employment Agreement—Bernard Briskin

        Mr. Briskin is employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc., and the Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson's Markets pursuant to an Employment Agreement. The compensation of Mr. Briskin is established under the Employment Agreement which currently expires on January 1, 2007. The Employment Agreement provides that, upon the expiration of the initial term on January 1, 2004, the term thereof is automatically extended for successive periods of one fiscal year each unless either the employers or Mr. Briskin gives notice of termination not less than fifteen months and no more than eighteen months prior to the date upon which the term of the Employment Agreement will expire.

        The Employment Agreement provides for an annual base salary of $500,000 and a bonus based upon the pre-tax profits of the Company. The annual base salary is subject to increases on January 1 of each year commencing January 1, 1998 based upon increases in the Consumer Price Index subject, however, to a maximum annual increase of 4%. The annual bonus is equal to 2 1/2% of the Company's first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3 1/2% of pre-tax profits in excess of $2,000,000.

        The Employment Agreement provides for an annual medical expense reimbursement up to $200,000 for Mr. Briskin and his immediate family during the calendar year, as well as annual retirement compensation equal to twenty-five percent of Mr. Briskin's average base salary and bonus earned in the last three fiscal years prior to his retirement and continuation of health insurance benefits and automobile allowance.

        The Employment Agreement provides that its terms will be subject to review during the 2003 fiscal year by the Compensation Committee of the Board of Directors. Pursuant to this provision, discussions took place between Mr. Briskin and the Company concerning amendments of certain provisions of the Employment Agreement, but no amendments have yet been effected.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers, independent registered public accounting firm, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2005 fiscal year. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, an alternative independent registered public accounting firm will be appointed by the Audit Committee.

        It is anticipated that representatives of PricewaterhouseCoopers will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

        Ratification of the selection of an independent registered public accounting firm for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

        The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

CERTAIN OTHER TRANSACTIONS

        A director of the Company, Mr. Goldman, is a partner in a law firm which performs legal services for the Company.

CODE OF ETHICS AND BUSINESS CONDUCT

        The Company has adopted a Code of Ethics and Business Conduct applicable to all officers, management and employees. The Code of Ethics and Business Conduct includes a Supplementary Code of Ethics for Financial Professionals which is applicable to the chief executive officer, chief financial officer, principal accounting officer or controller and individuals performing similar functions. A copy of the Code of Ethics and Business Conduct may be obtained, without charge, upon written request to an Assistant Secretary, Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the 2006 Annual Meeting of Stockholders in conformity with current Securities and Exchange Commission proxy regulations, any such proposal must be received by any Assistant Secretary of the Company no later than January 27, 2006 in order for it to be includable in the proxy statement for such Annual Meeting. If a stockholder intends to present a proposal at the 2006 Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by April 12, 2006.

By Order of the Board of Directors

Assistant Secretary
May 27, 2005

P R O X Y	C L A S S A C O M M O N

ARDEN GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

        Bernard Briskin, Kenneth A. Goldman and John G. Danhakl are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 22, 2005 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1 AND 2.

1.
ELECTION OF DIRECTORS

FOR    ☐    the nominee listed below
 WITHHOLD AUTHORITY    ☐    to vote for the nominee listed below
                    Robert A. Davidow

2.
FOR    ☐    AGAINST    ☐    ABSTAIN    ☐    the proposal to ratify the selection of PricewaterhouseCoopers as an independent registered public accounting firm of the Company.

(Continued and to be signed on other side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        The undersigned hereby revokes all prior proxies.

PLEASE SIGN, DATE, AND MAIL THIS PROXY TODAY

                        Dated __________________________________________

                        Signature ________________________________________

                        Signature ________________________________________

                        ☐      I/WE PLAN TO ATTEND THE MEETING.

                        Please be sure to date this Proxy and to sign exactly as your name appears hereon; joint owners should each sign, if by a corporation, in the manner usually employed by it; if by a fiduciary, the fiduciary's title should be shown.

                        YOUR VOTE IS IMPORTANT.

QuickLinks

PROXY STATEMENT
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END UNEXERCISED SARS
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN OTHER TRANSACTIONS
CODE OF ETHICS AND BUSINESS CONDUCT
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS